CONSENT OF INDEPENDENT AUDITORS'

              (Letterhead of Jones, Jensen & Company, LLC)

                  CONSENT OF INDEPENDENT AUDITORS'

Board of Directors
Northstar Electronics, Inc.
(Formerly Scientific Technologies, Inc.)
Vancouver, B.C. Canada

We hereby consent to the useof in this Form SB-1 of Northstar Electronics, Inc. (formerly Scientific Technologies, Inc.) of our report dated September 11, 1998 of Northstar Electronics, Inc. (formerly Scientific Technologies, Inc.) for the period ended July 31, 1998, which is part of this Form SB-1, and to all referenced to our firm included in this Form SB-1.


/s/ Jones, Jensen & Company
Jones, Jensen & Company
Salt Lake City, Utah
January 20, 2000